Exhibit 10.39

AKAMAI TECHNOLOGIES, INC.
Restricted Stock Unit Agreement
Granted Under the 2013 Stock Incentive Plan
1.Grant of Award.
This Agreement evidences the grant by Akamai Technologies, Inc., a Delaware corporation (the “Company”), on <award_date> (the “Grant Date”) to you (the “Participant”) of <shares_awarded> restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement, including any country-specific terms for the Participant’s country set forth in the appendix attached hereto (the “Appendix”) (together, the “Agreement”) and the 2013 Stock Incentive Plan and any sub-plan to the 2013 Stock Incentive Plan for the Participant’s country (the “Sub-Plan) (together, as amended, the “Plan”). Each RSU represents the right to receive one share of the common stock, par value $.01 per share, of the Company (“Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares. Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan.
2.Vesting; Forfeiture.
Subject to the terms and conditions of this Agreement and provided that the Participant continues to provide services until the Vesting Date (as defined below):

(a)
<vesting_schedule>
Each date on which RSUs vest may be referred to herein as the “Vesting Date.”
(b)    Except as otherwise provided in this Section 2, RSUs shall not continue to vest unless the Participant is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company.

(c)    Except as reflected in Section 6 below, in the event that the Participant’s employment with the Company ceases or is terminated for any reason other than “Cause” (as defined below), other than by reason of death or disability, then the number of RSUs which shall be vested shall be the number that are vested as of the date of actual termination. For purposes of this Agreement, “Cause” shall mean (i) any act or omission by the Participant that has a significant adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (ii) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (iii) refusal or failure to comply with the Company’s Code of Business Ethics. In the event that the Participant’s employment with the Company is terminated for Cause, all unvested RSUs shall be forfeited effective as of the date of termination. In the event that the Participant’s employment with the Company ceases due to death or disability (as defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), then all unvested RSUs shall vest as of the date of death or disability.

(d)    For purposes of this Agreement, employment with the Company shall include employment with a parent, subsidiary, affiliate or division of the Company.

3.Distribution of Shares.

(a)The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs after a Vesting Date but before distribution of the corresponding Shares), the shares of Common Stock represented by RSUs that vested on such vesting date as soon as administratively practicable after each vesting date (each such date of distribution is hereinafter referred to as a “Settlement Date”) but in any event within the period ending on the later to occur of the date that is two and one-half months from the end of (i) the Participant’s tax year that includes the applicable Vesting Date or (ii) the Company’s tax year that includes the applicable Vesting Date.

(b)The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

(c)Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any shares under this Agreement except to the extent specifically permitted under Section 409A of the Code.

4.Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.
5.Dividend and Other Shareholder Rights.

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.
6.Provisions of the Plan; Acquisition Event or Change in Control Event.

(a)This Agreement is subject to the provisions of the Plan, a copy of which is made available to the Participant with this Agreement.

(b)Upon the occurrence of an Acquisition Event (as defined in the Plan) that is not a Change in Control Event (as defined in the Plan), each RSU (whether vested or unvested) shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such RSU.

(c)Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), each RSU shall continue to be subject to the vesting schedule set forth in Section 2(a); provided, however, in the event that upon the occurrence of Change in Control Event, the RSUs represented by this Agreement are not exchanged for a Replacement Award (as defined below), then each RSU shall immediately become fully vested as of immediately prior to the closing of the Change in Control Event.

(d)For purposes of this Agreement, an award issuing by the acquiring company in a Change in Control Event shall qualify as a “Replacement Award” if (i) it has a value at least equal to the value of the RSUs represented by this Agreement (the “Replaced Award”) as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control Event or another entity that is affiliated with the Company or its successor following the Change in Control Event; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this clause (d) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control Event, in its sole discretion.

(e)In the event that the Participant’s employment is terminated by the Company for a reason other than Cause (as defined above), including the Participant’s voluntary resignation for Good Reason (as defined below), within twelve months after a Change in Control Event, all then-unvested RSUs shall vest as of the date of termination of employment. For purposes of this Agreement, Good Reason” is defined (i) a material reduction in the Executive’s compensation and benefits (including without limitation any bonus plan or indemnity agreement) not agreed to in writing by the Executive; (ii) the assignment to the Executive of duties and/or responsibilities that are materially inconsistent with those associated with the Executive’s position; or (iii) a requirement, not agreed to in writing by the Executive, that the Executive relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Executive was previously performing his or her principal job functions.

7.Withholding Taxes.
(a)Regardless of any action the Company or the Participant’s employer (“Employer”) takes with respect to any or all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related withholding items related to the Participant’s participation in the Plan (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares delivered pursuant thereto and the receipt of cash or any dividends or dividend equivalents; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction
(b)In the event that the Company, the Employer, or any other subsidiary, affiliate or division is required to withhold any Tax-Related Items as a result of the award or vesting of the RSUs, or the receipt of cash or any dividends or dividend equivalents, the Participant shall pay or make adequate arrangements satisfactory to the Company, subsidiary, affiliate or division to satisfy all Tax-Related Items. The obligations of the Company under this Agreement, including the delivery of shares upon vesting, shall be conditioned on compliance by the Participant with this Section 7. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the RSUs. Alternatively, the Company and/or the Employer, or their respective agents, retain the discretion, and the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (ii)

withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, to the extent permitted by the Plan, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s Tax-Related Items obligations.
(e)The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 7, consistent with the affirmative defense to liability under Section 10(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) under Rule 10b5-1(c) promulgated under such Act.
8.Nature of Grant. In accepting the grant, the Participant acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)the grant of the RSU is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSUs, if any, will be at the sole discretion of the Company;
(d)the Participant’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment relationship at any time with or without cause;
(e)the Participant is voluntarily participating in the Plan;
(f)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;
(g)the RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment or service agreement or relationship with the Company or any subsidiary or affiliate;
(h)the future value of the Shares subject to the RSUs is unknown, indeterminable and cannot be predicted with certainty;
(i)unless otherwise agree with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any subsidiary or affiliate;
(j)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to,

calculating any severance, resignation, termination, redundancy, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
(k)no claim or entitlement to compensation or damages shall arise from any forfeiture of the RSUs resulting from termination of the Participant’s employment or service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any); and
(l)for purposes of the RSUs, the Participant’s employment or service relationship will be considered terminated as of the date he or she is no longer actively providing services to the Company, the Employer or any other subsidiary or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of his or her employment or service agreement, if any) and, except in the case of termination due to death or disability as provided for in Section 2(c), the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., the period of the Participant’s employment service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of his or her employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).
9.    Data Privacy Information and Consent.
(a)Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the Participant, including, but not limited to, his or her name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for purposes of administering his or her participation in the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. and certain of its affiliates (“Charles Schwab”), which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with Charles Schwab, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company, Charles Schwab and, as the case may be, other service providers of the Company are or might be based in the United States, which means that the Participant’s Data will have to be transferred to or otherwise processed in the United States. The Participant understands and acknowledges that the United States might apply laws not providing a level of protection of his or her Data equivalent to the level of protection in his or her country or jurisdiction. In the absence of appropriate safeguards, the processing of the Participant’s Data in the United States might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, the Participant might not have enforceable rights regarding the processing of his or her Data. By signing or electronically agreeing to this Agreement, the Participant explicitly declares his or her consent to the Company receiving and transferring his or her Data onward to Charles Schwab and, as the case may be, other service providers without implementing appropriate safeguards. Where required, such processing of the Participant’s Data will be exclusively based on his or her consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s period of employment with the Employer. When the Company or the Employer no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant awards under the Plan or administer or maintain such awards.
(f)Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in his or her jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
(g)Other Legal Basis and Additional Consent. The Participant understands that the Company may rely on a different legal basis for the collection, processing or transfer of Data in the future and/or request the Participant to provide another data privacy consent. If applicable, upon request of the Participant or the Employer, he or she will provide a separate executed data privacy agreement (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan, if he or she fails to provide any such agreement requested by the Company and/or the Employer.

10.    Miscellaneous.
(a)No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(b)No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the Shares subject to the RSUs. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(f)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(f).
(g)Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement, including the Appendix. Furthermore, if the Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control
(h)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(i)Entire Agreement; Conflicts and Interpretation. This Agreement, including any special terms and conditions set forth in the Appendix hereto for Participant’s country, and the Plan, including any applicable Sub-Plan, constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board of Directors (or a committee thereof) has the power, among other things, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
(j)Appendix. The RSUs shall be subject to any special provisions set forth in the Appendix for the Participant’s country. If the Participant relocates to one of the countries included in the Appendix during the vesting period for the RSUs, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
(k)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and the Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(l)Amendment. The Company may modify, amend or waive the terms of this Agreement prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, Nasdaq or stock exchange rules, tax rules or accounting rules. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors (or a committee thereof) of the Company. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this

Agreement, or of any subsequent breach by such party or any other participant of a provision of this Agreement.
(m)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the U.S. State of Delaware, without regard to any applicable conflicts of laws. For purposes of litigating any dispute that arises under the grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the U.S. State of Delaware, agree that such litigation shall be conducted in the courts of Delaware, or the federal courts for the United States for the Third District, where this Agreement is made and/or to be performed.
(n)Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
(o)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs awarded under and participation in the Plan or future restricted stock units or other Awards that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(p)Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on his or her or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell or attempt to sell Shares or rights to Shares (e.g., RSUs), either directly or indirectly, or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by or determined under the laws in the applicable jurisdiction or the laws in his or her country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them to otherwise to buy or sell securities. Keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, including those imposed under any applicable Company insider trading policy, and the Participant should consult with his or her own personal legal and financial advisors on this matter before taking any action related to the Plan.
(q)Foreign Asset/Account Reporting, Exchange Control and Tax Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledge that it is his or her responsibility to comply with all such requirements, and that he or she should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written. Electronic acceptance of this Agreement pursuant to the

Company’s instructions to Participant (including through an online acceptance process managed by the Company’s agent) is acceptable.
By signing or electronically agreeing to this Agreement, the Participant explicitly declares his or her consent to the data processing operations described in Section 9 of this Agreement. This includes, without limitation, the transfer of his or her Data to, and the processing of such data by, the Company, Charles Schwab or, as the case may be, the Company's other third-party service providers in the United States. The Participant may withdraw his or her consent at any time, with future effect and for any or no reason as described in Section 9(e) above.
AKAMAI TECHNOLOGIES, INC.
By:
Name: Frank T. Leighton
Title: CEO

_____________________________
<first_name> <last_name>
Address: <address_1>
<address_2>
<city>, <state> <zip>
<country>

APPENDIX
AKAMAI TECHNOLOGIES, INC.
Restricted Stock Unit Agreement
Granted Under the 2013 Stock Incentive Plan for Non-U.S. Employees
COUNTRY-SPECIFIC TERMS AND CONDITIONS